AMENDMENT
TO THE
SECURED PROMISSORY NOTES

THIS AMENDMENT TO THE SECURED PROMISSORY NOTES is made and entered into as of October 23, 2007 (this “Amendment”) among Karat Platinum LLC (“Karat Platinum”) and Sentra Consulting Corp. (“Sentra”; collectively the “Parties”).

WITNESSETH

WHEREAS, as of the date hereof, Karat Platinum has issued a series of Secured Promissory Notes to Sentra in exchange for a series of loans to Karat Platinum in the aggregate principal amount of $960,000 (the “Notes”; capitalized terms used herein not otherwise defined shall have the meanings given to such terms in the Notes);

WHEREAS, the Parties desire to extend the maturity dates of the Notes on the terms and provisions contained in this Amendment;

WHEREAS, Sentra desires to waive payment by Karat Platinum of any Default Interest which has accrued from the date of each Note until the date hereof.

NOW, THEREFORE, in consideration of the mutual covenants herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereby agree as follows:

1. Payment Date. The Principal Amount of each of the Notes shall be extended to up to ninety (90) days from the original maturity date of each of the Notes, respectively (the “Revised Payment Date”). Attached hereto is a schedule (Schedule 1.1) setting forth the date of issuance, principal amount, maturity date, date of default and Revised Payment Date with respect to each of the Notes.

2. Waiver of Default Interest. Notwithstanding any provision contained herein, Sentra waives payment by Karat Platinum of any Default Interest specified in the Notes with respect to each of the Notes.

3. Reference. On and after the date hereof, each reference in the Notes to “this Note”, “hereunder”, “hereof”, “herein” or words of like import, and each reference to the Note in any other agreement, document or other instrument, shall mean, and be a reference to the Note, as amended by this Amendment. All other terms and provisions of the Notes, including without limitation, the General Security Agreement dated July 11, 2007, as amended August 22, 2007, shall remain in full force and effect.

4. Counterparts. This Amendment may be executed in one or more counterparts and by facsimile, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

5. Captions. The captions used in this Amendment are intended for convenience of reference only, shall not constitute any part of this Amendment and shall not modify or affect in any manner the meaning or interpretation of any of the provisions of this Amendment.

6. Binding Effect. This Amendment shall be binding upon and inure to the benefit of the respective heirs, executors, administrators, representatives and the permitted successors and assigns of the parties hereto.

7. Governing Law. This Amendment and the rights and obligations of the parties under this Amendment shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflict of laws rules applied in such state.

IN WITNESS WHEREOF, the parties have executed this Amendment to the Note as of the date first written above.

KARAT PLATINUM LLC.

By:	/s/ Gary M. Jacobs
Name:	Gary M. Jacobs
Title:	Chief Financial Officer and
Chief Operating Officer

SENTRA CONSULTING CORP.

By:	/s/ Philip Septimus
Name:	Philip Septimus
Title:	President

Schedule 1.1

Date of Issuance	Principal Amount	Original Payment Date	Revised Payment Date
6/22/2007	$ 150,000.00	9/20/2007	12/19/2007
6/29/2007	$ 450,000.00	9/27/2007	12/26/2007
7/12/2007	$ 100,000.00	10/12/07	1/10/08
7/16/2007	$ 260,000.00	10/16/2007	1/14/2008
$ 960,000.00